UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Second Street PO Box 42 Clearfield, Pennsylvania	16830
(Address of principal executive offices)	(Zip Code)

(814) 765-9621

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, perpetual preferred stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 9, 2025, CNB Financial Corporation (the “Company” or “CNB”) and CNB Bank, the Company’s subsidiary bank (“CNB Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ESSA Bancorp, Inc. (“ESSA”) and ESSA Bank & Trust, ESSA’s subsidiary bank (“ESSA Bank”).

On July 23, 2025, CNB completed its acquisition of ESSA pursuant to the Merger Agreement through the following steps: (i) ESSA merged with and into CNB, with CNB being the surviving entity, and (ii) ESSA Bank merged with and into CNB Bank, with CNB Bank being the surviving entity (the “Merger”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of ESSA common stock was converted into the right to receive 0.8547 shares of CNB common stock, with cash payable in lieu of any fractional shares.

A copy of CNB’s press release dated July 24, 2025, announcing the completion of the Merger, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by CNB with the Securities and Exchange Commission on January 10, 2025, and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 15, 2025, the Board of Directors of CNB (the “Board”) appointed Gary S. Olson, Robert C. Selig, Jr. and Daniel J. Henning as directors, with such appointments effective as of the effective time of the Merger.

Mr. Olson will be employed at CNB Bank as Special Advisor to the Chief Executive Officer with a term ending on August 7, 2025 (the “termination date”). Mr. Olson will continue to receive his annual base salary of $601,874 until the termination date and will receive continued benefits for a period of twenty-four months following the termination date, including group medical, dental and vision coverage. In connection with his service as a director, Mr. Olson will also be granted restricted shares of CNB’s common stock, with a grant date fair value of approximately $35,000, subject to the terms and conditions (including vesting and forfeiture) of the Company’s 2025 Omnibus Incentive Plan and a restricted share award agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated January 9, 2025, by and among CNB Financial Corporation, CNB Bank, ESSA Bancorp, Inc. and ESSA Bank & Trust (incorporated by reference to Exhibit 2.1 to CNB Financial Corporation’s Current Report on Form 8-K filed on January 9, 2025)*

99.1	Press Release of CNB Financial Corporation, dated July 24, 2025, announcing completion of the Merger

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. CNB Financial Corporation agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNB FINANCIAL CORPORATION
July 24, 2025
	By:	/s/ Tito L. Lima
Tito L. Lima Treasurer